UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X] Filed by a Party Other Than the Registrant [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) of sec. 240.14a-12

MFS GROWTH FUND

(Names of Registrants as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

[Voicemail below]

Hello, This is Brad Mak, co-Portfolio Manager for MFS Growth Fund. I am calling regarding the proxy materials you received for the Fund and to ask for your support and your vote. Your participation is extremely important. The proposal is to reclassify the Fund from “diversified” to “non-diversified” which will provide more flexibility to actively manage benchmark-relative risk among the largest names in the Fund and the index. The investment philosophy and process of the Fund will remain the same.

Please contact Computershare Fund Services, toll-free at (855) 372-3507 to record your vote. They are available between 9 a.m. and 11 p.m. Eastern Time, Monday through Friday and from noon to 6pm on Saturday. The call will only take a few moments of your time and the team is ready to assist you with this matter. In addition, Computershare may call you to record your vote if it hasn’t been cast, you can vote that way as well.

Thank you for your time and your confidence in MFS.